Exhibit 10.13

Option Number:
Optionee Name:

KINETIC CONCEPTS, INC.
2008 OMNIBUS STOCK INCENTIVE PLAN
INTERNATIONAL STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Option Agreement”) is made and entered into as of _______________, 200__ (the “Date of Grant”), by and between Kinetic Concepts, Inc., a Texas corporation (the “Company”), and [_________________________] (the “Optionee”).  Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2008 Omnibus Stock Incentive Plan (the “Plan”).  Where the context permits, references to the Company or any of its Subsidiaries or affiliates shall include the successors to the foregoing.

Pursuant to the Plan, the Administrator has determined that the Optionee is to be granted an option (the “Option”) to purchase Shares, subject to the terms and conditions set forth in the Plan and herein (including Appendices A and B), and hereby grants such Option.

1. Number of Shares and Exercise Price.  The Option entitles the Optionee to purchase [_______] Shares (the “Option Shares”) at a price of US$[______] per share (the “Option Exercise Price”).

2. Option Term.  The term of the Option and of the Option Agreement (the “Option Term”) shall commence on the Date of Grant and, unless the Option is previously terminated pursuant to Paragraph 5 below, shall terminate upon the expiration of ten (10) years from the Date of Grant (the “Expiration Date”).  As of the Expiration Date, all rights of the Optionee hereunder shall terminate.

3. Conditions of Exercise.

(a)	Subject to Paragraph 5 below, the Option shall vest at such time or times as are set forth in Appendix A hereto.
(b)
Except as otherwise provided herein, the right of the Optionee to purchase Option Shares with respect to which the Option has become exercisable and vested may be exercised in whole or in part at any time or from time to time prior to the Expiration Date; provided, however, that the Option may not be exercised for a fraction of a Share.

4. Method of Exercise.  This Option may be exercised, in whole or in part, by means of any online broker assisted exercise procedure approved by the Administrator, or by delivery of a written notice of exercise to the Company in such form as may be approved by the Administrator from time to time and which may be obtained from the Company’s Equity Accounting and Administration department, accompanied by payment in full of the aggregate Option Exercise Price in U.S. dollars which may be made (i) in cash or by check, (ii) to the extent permitted by applicable law, by means of any cash or cashless exercise procedure through the use of a brokerage arrangement approved by the Administrator, (iii) in the form of unrestricted Shares already owned by the Optionee to the extent the unrestricted Shares have a Fair Market Value on the date of surrender equal to the aggregate Option Exercise Price of the Shares as to which such Option shall be exercised and the minimum statutory withholding taxes with respect thereto, or (iv) any combination of the foregoing.

5. Effect of Termination of Employment or Service; or Change in Control.

(a)
If the Optionee’s employment with or service to the Parent, the Company or any of its Affiliates terminates for any reason, other than by reason of the Optionee’s death or Disability, the Option, to the extent vested and exercisable as of the date of such termination, shall expire 90 days following the date of such termination, and the Option, to the extent not vested and exercisable as of the date of such termination, shall expire as of such date.  The Option shall not be exercisable after the Expiration Date.

(b)
If the Optionee’s employment with or service to the Parent, the Company or any of its Affiliates terminates by reason of the Optionee’s death or Disability, any portion of the Option that is outstanding at such time shall become fully and immediately vested and exercisable, and shall expire 180 days following the date of such termination.  The Option shall not be exercisable after the Expiration Date.

(c)
If the Optionee’s employment with or service to the Parent, the Company or any of its Affiliates is terminated by the Company other than for Cause within 24 months following a Change in Control, any portion of the Option that is outstanding at such time shall become fully and immediately vested and exercisable.

6. Adjustments.  The Option and all rights and obligations under this Option Agreement are subject to Section 3 of the Plan.

7. Nontransferability of Option.  Except by will or under the laws of descent and distribution and as set forth in the following two sentences, the Optionee may not sell, transfer, pledge or assign the Option, and, during the lifetime of the Optionee, only the Optionee may exercise the Option.  Notwithstanding the foregoing, during the Optionee’s lifetime, the Administrator may, in its sole discretion, permit the transfer, assignment or other encumbrance of the Option.  Additionally, subject to the approval of the Administrator and to any conditions that the Administrator may prescribe, the Optionee may, upon providing written notice to the Company, elect to transfer the Option (i) to members of his or her Immediate Family, provided that no such transfer may be made in exchange for consideration, (ii) by instrument to an inter vivos or testamentary trust in which the Option is to be passed to beneficiaries upon the death of the Optionee, or (iii) pursuant to a qualified domestic relations order or any similar instrument, to the extent permitted by applicable law.  Any attempted sale, transfer, pledge, assignment, encumbrance or other disposition of the Option contrary to the provisions hereof shall be null and void and without effect.

8. Notice.  Whenever any notice is required or permitted hereunder, such notice shall be in writing and shall be given by personal delivery, facsimile, first class mail, certified or registered with return receipt requested.  Any notice required or permitted to be delivered hereunder shall be deemed to have been duly given on the date which it is personally delivered or, whether actually received or not, on the fifth day after depositing in the post or 24 hours after transmission by facsimile to the respective parties named below.

If to the Company:
Kinetic Concepts, Inc. Attn.: Chief Financial Officer 8023 Vantage Drive San Antonio, TX 78230
U.S.A. Phone: 1- (210) 255-6494 Fax: 1- (210) 255-6997

If to the Optionee:
[Name of Optionee] ________________________________________
[Address] ________________________________________________
Facsimile: ________________________________________________

Either party may change such party’s address for notices by duly giving notice pursuant hereto.

9. Withholding Requirements in Connection with the Option.  Regardless of any action the Company or the Optionee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by him or her is and remains the Optionee’s responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items.

Prior to exercise of the Option, the Optionee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer.  In this regard, the Optionee authorizes the Company and/or the Employer, at their discretion, to satisfy the obligations with regard to all Tax-Related Items legally payable by the Optionee by one or a combination of the following:  (1) withholding from the Optionee’s wages or other cash compensation paid to the Optionee by the Company and/or the Employer; (2) withholding from proceeds of the sale of Shares acquired upon exercise of the Option; (3) selling or arranging for the sale of Shares that the Optionee acquires to meet the withholding obligation for Tax-Related Items; and/or (4) withholding in Shares, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount.

If the obligation for Tax-Related Items is satisfied by withholding in Shares, the Optionee is deemed to have been issued the full number of Shares subject to the Option, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Option.

Finally, the Optionee will pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Optionee’s participation in the Plan or the Optionee’s purchase of Shares that cannot be satisfied by the means previously described.  The Company may refuse to honor the exercise and refuse to deliver the Shares if the Optionee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section.

10. Compliance with Laws.

(a) Shares shall not be issued or credited to the Optionee’s account pursuant to the exercise of the Option granted hereunder unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the U.S. Securities Act of 1933, as amended, the U.S. Exchange Act, the requirements of any stock exchange upon which the Shares may then be listed, and the applicable local laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  The Company shall be under no obligation to effect the registration pursuant to the U. S. Securities Act of 1933, as amended, of any interests in the Plan or any Shares to be issued hereunder or to effect similar compliance under any state or local laws.

(b) All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, any stock exchange upon which the Shares may then be listed, and any applicable federal, state, or local securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.  The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such agreements and representations as the Administrator, in its sole discretion, deems necessary or desirable.

11. Protections Against Violations of Agreement.  No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Option Shares by any holder thereof in violation of the provisions of this Option Agreement or the Articles of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any of such Option Shares on its books nor will any of such Option Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company.  The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

12. Nature of Grant.

(a)
The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Option Agreement;

(b)
The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past;

(c)	All decisions with respect to future Option grants, if any, will be at the sole discretion of the Company;
(d)	Participation in the Plan is voluntary;
(e)
The Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Subsidiary (or Affiliate), and which is outside the scope of the Optionee’s employment contract, if any;

(f)
The Option is not a part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(g)	The future value of the underlying Shares is unknown and cannot be predicted with certainty;
(h)	If the underlying Shares do not increase in value, the Option will have no value;
(i)	If the Optionee exercises the Option and obtains Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Option Exercise Price;
(j)
In consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or Shares purchased through the exercise of the Option resulting from termination of the Optionee’s active employment by the Company or the Subsidiary (or Affiliate) (for any reason whatsoever and whether or not in breach of local labor laws) and the Optionee hereby releases the Company and the Subsidiary (or Affiliate) from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Option Agreement, the Optionee shall be deemed irrevocably to have waived the Optionee’s entitlement to pursue such claim;

(k)
Notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of the Optionee’s employment (whether or not in breach of local labor laws), the Optionee’s right to receive the Option and vest in Options under the Plan, if any, will terminate effective as of the date that the Optionee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), the Optionee’s right to exercise the Option after termination of employment, if any, will be measured by the date of termination of the Optionee’s active employment and will not be extended by any notice period mandated under local law;

(l)
The Company or the Subsidiary (or Affiliate) are not providing any tax, legal or financial advice, nor are the Company or the Subsidiary (or Affiliate) making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the underlying Shares; and

(m)	The Optionee is hereby advised to consult with his/her own personal tax, legal and financial advisors regarding the Optionee’s participation in the Plan before taking any action related to the Plan.
13. Data Privacy.  The Optionee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this document by and among, as applicable, the Company and the Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.

The Optionee hereby understands that the Company and the Subsidiaries (or Affiliates) hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in  the Company, details of all options or any other entitlement to Shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).  The Optionee hereby understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Optionee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Optionee’s country.  The Optionee hereby understands that the Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting the Optionee’s local human resources representative.  The Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Optionee may elect to deposit any Shares acquired upon exercise of the Option.  The Optionee hereby understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan.  The Optionee hereby understands that the Optionee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Optionee’s local human resources representative.  The Optionee hereby understands, however, that refusing or withdrawing the Optionee’s consent may affect the Optionee’s ability to participate in the Plan.  For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee hereby understands that the Optionee may contact the human resources representative responsible for the Optionee’s country at the local or regional level.

14. Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of the Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

15. Governing Law.  The Option Agreement shall be governed by and construed according to the laws of the State of Texas without regard to its principles of conflict of laws as provided in the Plan.  For purposes of litigating any dispute that arises under this Option or the Option Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Texas, agree that such litigation shall be conducted in the courts of San Antonio, Texas, or the federal courts for the United States for the Western District of Texas, and no other courts, where this Option grant is made and/or performed.

16. Incorporation of the Plan.  The Plan, as it exists on the date of the Option Agreement and as amended from time to time, is hereby incorporated by reference and made a part hereof, and the Option and this Option Agreement shall be subject to all terms and conditions of the Plan.  In the event of any conflict between the provisions of the Option Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise.  The term “Section” generally refers to provisions within the Plan; provided, however, the term “Paragraph” shall refer to a provision of this Option Agreement.

17. Amendments.  This Option Agreement may be amended or modified at any time, but only by an instrument in writing signed by each of the parties hereto.

18. Rights as a Shareholder.  Neither the Optionee nor any of the Optionee’s successors in interest shall have any rights as a shareholder of the Company with respect to any Option Shares until the Optionee has given written notice of exercise, has paid in full for such Shares, and has satisfied the requirements in Sections 13(b) and (d) of the Plan.

19. Agreement Not a Contract of Employment.  Neither the Plan, the granting of the Option, the Option Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Optionee has a right to continue to be employed by, or to provide services as a director, consultant or advisor to, the Company, any Subsidiary or Affiliate thereof for any period of time or at any specific rate of compensation.

20. Authority of the Administrator.  The Administrator shall have full authority to interpret and construe the terms of the Plan and the Option Agreement.  The Administrator shall have the exclusive discretion to determine when the Optionee is no longer actively employed for purposes of the Option.  The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

21. Binding Effect.  The Option Agreement shall apply to and bind the Optionee and the Company and their respective permitted assignees or transferees, heirs, legatees, executors, administrators and legal successors.

22. Tax Representation.  The Optionee has reviewed with his or her own tax advisors the federal, state, local and worldwide tax consequences of the transactions contemplated by this Option Agreement.  The Optionee is relying solely on such advisors and not on any statement or representations of the Company or any of its agents.  The Optionee understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by the Option Agreement.

23. Language.  If the Optionee has received this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

24. Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to the Option granted under and participation in the Plan or future options that may be granted under the Plan by electronic means or to request the Optionee’s consent to participate in the Plan by electronic means.  The Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

25. Acceptance.  The Optionee hereby acknowledges receipt of a copy of the Plan and this Option Agreement.  The Optionee has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of the Plan and the Option Agreement.

26. Severability.  The provisions of this Option Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

27. Appendix.  Notwithstanding any provision in this Option Agreement or the Plan to the contrary, the Award shall be subject to the special terms and provisions set forth in the Appendix B to this Option Agreement for the Optionee’s country of residence, if any.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered the Option Agreement on the day and year first above written.

KINETIC CONCEPTS, INC.

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

OPTIONEE

Signature: ____________________________________
Name: _______________________________________
Address: _____________________________________
______________________________________
Telephone No.: ________________________________
Identification No.: ______________________________

DATE OF GRANT	NUMBER OF SHARES SUBJECT TO OPTION	OPTION EXERCISE PRICE	EXPIRATION DATE

SEE APPENDIX A FOR VESTING SCHEDULE.

APPENDIX B

KINETIC CONCEPTS, INC.
2008 OMNIBUS STOCK INCENTIVE PLAN
INTERNATIONAL STOCK OPTION AGREEMENT

This Appendix B includes additional terms and conditions that govern the Option granted to the Optionee under the Kinetic Concepts, Inc. 2008 Omnibus Stock Incentive Plan (the “Plan”) if the Optionee resides in one of the countries listed below.  This Appendix B forms part of the Option Agreement.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Option Agreement or the Plan.

This Appendix B also includes information based on the securities, exchange control and other laws in effect in the Optionee’s country as of May 2008.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that the Optionee not rely on the information noted herein as the only source of information relating to the consequences of the Optionee’s participation in the Plan because the information may be out of date at the time the Optionee exercises the Option or sells Shares acquired under the Plan.

In addition, the information is general in nature.  The Company is not providing the Optionee with any tax advice with respect to the Option.  The information provided below may not apply to the Optionee’s particular situation, and the Company is not in a position to assure the Optionee of any particular result. Accordingly, the Optionee is strongly advised to seek appropriate professional advice as to how the tax or other laws in the Optionee’s country apply to the Optionee’s situation.  The Optionee must consult the Optionee’s personal tax or legal advisors for the most current information.

If the Optionee is a citizen or resident of a country other than the one the Optionee is working in, the information contained in this Appendix B may not be applicable to the Optionee.

AUSTRALIA
Securities Law Information

If the Optionee acquires Shares pursuant to the Option and the Optionee offers the Shares for sale to a person or entity resident in Australia, the Optionee’s offer may be subject to disclosure requirements under Australian law.  The Optionee should obtain legal advice on disclosure obligations prior to making any such offer.

AUSTRIA
Consumer Protection Alert

Under certain circumstances, the Optionee may be entitled to revoke the Optionee’s acceptance of this Option Agreement on the basis of the Austrian Consumer Protection Act (the “Act”) under the following conditions (if the Act is considered to be applicable to the Option Agreement and the Plan):

(a)           The revocation must be made within one week of the day the Optionee accepted this Option Agreement; and

(b)           The revocation must be in written form to be valid.  It is sufficient if the Optionee returns this Option Agreement to the Company or the Company's representative with language which can be understood as the Optionee’s refusal to conclude or honor the terms contained in the Option Agreement, provided the revocation is sent within the period discussed above.

BELGIUM
Tax Considerations

The Optionee will be deemed to have accepted the Option only if the Optionee has properly signed and dated the Option Agreement and returned it to the Company.  The tax consequences to the Optionee may vary depending on whether the Option is accepted in writing within 60 days of the offer date (the date the Optionee received notice of the Option grant) or thereafter.  The Optionee will receive a separate offer letter, acceptance form and undertaking form in addition to the Option Agreement.  The Optionee should refer to the offer letter for a more detailed description of the tax consequences of choosing to accept the Option.  The Optionee should consult the Optionee’s personal tax advisor regarding completion of the additional forms.

CANADA
Language Consent for Optionees in Quebec

The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceeds entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be provided to them in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Form of Payment

Notwithstanding any discretion in the Plan or anything in the Option Agreement to the contrary, if the Optionee is a resident of Canada, the Optionee is prohibited from surrendering certificates for Shares of common stock that the Optionee already owns or from attesting to the ownership of Shares of common stock to pay the exercise price or any Tax-Related Items in connection with the Option as referenced in Paragraph 4(iii) of the Option Agreement.

Securities Law Information

The Optionee is permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed.  The Shares are currently listed on the New York Stock Exchange.

Data Privacy Notice and Consent

This provision supplements the “Data Privacy” section of the Agreement:

The Optionee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan.  The Optionee further authorizes the Company and any Subsidiary or Affiliate and the Administrator of the Plan to disclose and discuss the Plan with their advisors.  The Optionee further authorizes the Company and any Subsidiary or Affiliate to record such information and to keep such information in the Optionee’s employee file.

DENMARK
Labor Law Acknowledgement

This provision supplements the labor law acknowledgement contained in Paragraph 12 of the Option Agreement:

By accepting this Option, the Optionee acknowledges that the Optionee understands and agrees that this grant relates to future services to be performed and is not a bonus or compensation for past services.

Stock Option Act

The Optionee acknowledges that the Optionee has received an Employer Statement in Danish which sets forth the terms of the Option.

GERMANY
There are no country-specific provisions.

IRELAND
Director Notification Requirements

Directors and secretaries of the Company’s Irish Subsidiary or Affiliate, who receive an Option, exercise an Option, or sell Shares acquired under the Plan must notify the Company’s Irish Subsidiary or Affiliate in writing within five business days of each such transaction in securities or knowledge of such transaction.  This notification rule applies as well to a shadow director (i.e., an individual who is not on the board of the Irish company but who has sufficient control so that the Board of Directors acts in accordance with the “directions or instructions” of the individual) of the Subsidiary or Affiliate.

If the Optionee is a director or shadow director of an Irish Subsidiary or Affiliate, any Option the Optionee is granted will be over newly issued shares only.  Treasury shares will not be used to satisfy the Option exercise.

Labor Law Acknowledgment

This provision supplements the labor law acknowledgment contained in the Optionee’s Option Agreement:

By accepting this Option, the Optionee acknowledges that the Optionee understands and agrees that the benefits received under the Plan will not be taken into account for any redundancy or unfair dismissal claim.

JAPAN
There are no country-specific provisions.

NETHERLANDS

Notification Regarding Prohibition against Insider Trading

If the Optionee is a resident of the Netherlands, Dutch insider trading rules may impact the sale of Shares issued pursuant to the Plan.  In particular, the Optionee may be prohibited from effecting certain Share transactions if the Optionee has insider information regarding the Company.

Below is a discussion of the applicable restrictions.  The Optionee is advised to read the discussion carefully to determine whether the insider rules could apply to the Optionee.  If it is uncertain whether the insider rules apply, the Company recommends that the Optionee consult the Optionee’s legal advisor.  Please note that the Company cannot be held liable if the Optionee does not comply with Dutch insider rules.  The Optionee is responsible for ensuring that the Optionee complies with these rules.

By accepting this Option, the Optionee acknowledges that the Optionee has read and understands this Notification and acknowledges that it is the Optionee’s responsibility to comply with the Dutch insider trading rules, as discussed herein.

Prohibition against Insider Trading

Dutch securities laws prohibit insider trading.  Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to the Company is prohibited from effectuating a transaction in the Company’s securities in or from the Netherlands.  “Inside information” is knowledge of a detail concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price.  The insider could be any employee of the Company or its Dutch Subsidiary or Affiliate who has inside information as described above.

Given the broad scope of the definition of inside information, certain employees of the Company working at its Dutch Subsidiary or Affiliate may have inside information and thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when he or she had such inside information.

Labor Law Acknowledgement

This provision supplements the labor law acknowledgment contained in the Optionee’s Option Agreement:

By accepting this Option, the Optionee acknowledges that the Optionee understands and agrees that:  (1) the Optionee’s rights under the Plan will terminate after a period of one year where the Optionee does not receive any compensation from the Optionee’s employer, or earlier if the Optionee has an employment agreement that ends before the one-year period expires; and (2) the grant is being made to the Optionee as an incentive for the Optionee to stay employed with the Optionee’s current employer and is not remuneration for services rendered.

NEW ZEALAND
There are no country-specific provisions.

SINGAPORE
Securities Law Information

The offer is being made on a private basis and is, therefore, exempt from registration in Singapore.

Director Notification Requirement

If the Optionee is a director, associate director or shadow director of a Singaporean Subsidiary or Affiliate of the Company, the Optionee is subject to certain notification requirements under the Singapore Companies Act.  Among these requirements is an obligation to notify the Singaporean company in writing when the Optionee receives an interest (e.g., Options, Shares) in the Company or any related companies (including when the Optionee sells Shares acquired through exercise of the Option).  In addition, the Optionee must notify the Singaporean company when the Optionee sells or receives shares of the Company or any related company (including when the Optionee sells or receives Shares acquired under the Plan).  These notifications must be made within two days of acquiring or disposing of any interest in the Company or any related company.  In addition, a notification must be made of the Optionee’s interests in the Company or any related company within two days of becoming a director.

SOUTH AFRICA
Tax Notification

By accepting the Option, the Optionee agrees to notify the Optionee’s Employer of the amount of any gain the Optionee realizes upon exercise of the Option.  If the Optionee fails to advise the Optionee’s Employer of the gain realized upon exercise, the Optionee may be liable for a fine.  The Optionee will be responsible for paying any difference between the actual tax liability and the amount withheld.

If the Optionee uses cash to exercise the Option, rather then a cashless exercise method, the Optionee must first obtain a “Tax Clearance Certificate (in Respect of Foreign Investment)” from the South African Revenue Service.  The Optionee must also complete a transfer of funds application form to transfer the funds.  The Tax Clearance Certificate should be presented to a dealer of the Exchange Control Department of the South Africa Reserve Bank (it is likely that the Optionee’s bank will qualify as such a dealer), together with a completed application form to transfer funds.  No transfer of funds may be completed unless the original Tax Clearance Certificate bears the official stamp and signature of the Office of Receiver of Revenue of the South African Revenue Service.

SPAIN
Labor Law Acknowledgment

This provision supplements the Nature of Grant section contained in the Optionee’s Option Agreement:

By accepting the Option, the Optionee acknowledges that the Optionee understands and agrees that the Optionee consents to participation in the Plan and that the Optionee has received a copy of the Plan.

The Optionee further understands that the Company has unilaterally, gratuitously and discretionally decided to grant the Option under the Plan to employees of the Company or its Subsidiaries or Affiliates throughout the world.  The decision to grant the Option is a limited decision that is entered into upon the express assumption and condition that any Option grant will not economically or otherwise bind the Company or its Subsidiaries or Affiliates on an ongoing basis other than as set forth in this Option Agreement.  Consequently, you understand that any grant is given on the assumption and condition that it shall not become a part of any employment contract (either with the Company or its Subsidiaries or Affiliates) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever.  Further, the Optionee understands and freely accepts that there is no guarantee that any benefit shall arise from any gratuitous and discretionary grant since the future value of the Option and Shares is unknown and unpredictable.  In addition, the Optionee understands that this grant would not be made to the Optionee but for the assumptions and conditions referred to above; thus, the Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of Options shall be null and void.

SWEDEN
There are no country-specific provisions.

UNITED ARAB EMIRATES
There are no country-specific provisions.

UNITED KINGDOM
Withholding Taxes

This provision supplements the “Withholding Requirements in Connection with the Option” section of the Option Agreement:

If payment or withholding of the Tax-Related Items is not made within ninety (90) days of the event giving rise to the Tax-Related Items, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected Tax-Related Items shall constitute a full recourse loan owed by the Optionee to the Optionee’s Employer, effective on the Due Date.  The Optionee agrees that the loan will bear interest at a fixed rate based on the market rate on the date the loan is made, and it will be due and repayable to the Company or Employer six (6) months from the date the loan is made.  Payment may be made by any of the means referred to in the “Withholding Requirements in Connection with the Option” section of the Option Agreement as long as any immature shares withheld do not exceed minimum required tax withholding amounts.

Notwithstanding the foregoing, if the Optionee is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the Optionee shall not be eligible for a loan from the Company to cover the Tax-Related Items.  In the event that the Optionee is a director or executive officer and Tax-Related Items are not collected from or paid by the Optionee by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to the Optionee on which additional income tax and National Insurance Contributions (“NICs”) will be payable.  The Optionee understands that the Optionee will be responsible for reporting any income tax and NICs due on this additional benefit directly to HM Revenue & Customs (“HMRC”) under the self-assessment regime.

National Insurance Contributions

As a condition to exercising the Option, the Optionee acknowledges and agrees that the Optionee shall be liable for the Secondary Class 1 NICs which may be payable by the Company or the Employer (or by any successor to the Company or the Employer) with respect to the acquisition of Shares pursuant to the Option, the assignment or release of the Option for consideration, or the receipt of any other benefit in connection with the Option and that liability for the Secondary Class 1 NICs payments shall be transferred to the Optionee to the fullest extent permitted by law.  To accomplish the foregoing, the Optionee agrees to make an election, in the form specified and/or approved for such election by HMRC, that the liability for the Secondary Class 1 NICs payments on any such gains shall be transferred to the Optionee (the “Election”).  The Optionee further agrees to execute such other elections as may be required between the Optionee and any successor to the Company and/or the Employer.  The Optionee hereby authorizes the Company and the Employer to withhold such Secondary Class 1 NICs by any of the means set forth in Paragraph 9 of the Option Agreement.  If the Optionee does not make an Election, this Option shall, without any liability to the Company or the Employer, not be exercisable.